Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated March 16, 2009 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in Houston American Energy Corp.’s Annual Report on Form 10-K for the year ended December 31, 2008. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ GBH CPAs PC
GBH CPAs PC
Houston, Texas
August 12, 2009